                                                                    EXHIBIT 10.6



NEITHER THIS PROMISSORY NOTE NOR THE COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, ANY INTEREST THEREIN OR ANY COMMON STOCK INTO WHICH THIS NOTE MAY BE CONVERTIBLE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE BORROWER RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE OR THE COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE BORROWER, THAT THIS NOTE OR THE COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                        U.S. ONLINE COMMUNICATIONS, INC.
                     15% Senior Subordinated Promissory Note

$__,000.00                                                    March 30, 1998
                                                              New York, New York



               U.S. ONLINE COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to ___________________ with an address at _______________________, ________________, or registered assigns (the "Holder"), the principal amount of __________ thousand dollars ($__0,000.00) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate of 15% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the 1st day of each of January, April, July and October commencing April 1, 1998 and on the Maturity Date (each such date being an "Interest Payment Date") all as hereafter further provided.

               In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

               1.     Offering and Subscription Agreement.

               This Note was issued by the Borrower in an offering (the "Offering") of Units, each whole Unit consisting of one 15% Senior Subordinated Promissory Note in the principal amount of $50,000 and 13,333.33 shares of common stock, par value $.001 per share (the "Common Stock"), of the Borrower, made pursuant to a certain Confidential Private Placement Memorandum, dated March 13, 1998, as it may be supplemented and amended (the "Memorandum"), and a subscription agreement (the "Subscription Agreement") between the Borrower and the original Holder hereof. The series of promissory notes issued in connection with the Offering is referred to hereafter as the "Notes."

               2.     Payments.

                      (a) Principal of, and any accrued and unpaid interest on, this Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be the date which is the earliest of (i) March 29, 1999, (ii) the day after the date of the closing of the initial public offering of equity securities of the Borrower or any subsidiary of the Borrower pursuant to a registration statement filed with the Securities and Exchange Commission (the "Commission") under the Act, and (iii) the date of the closing of a sale (or the closing of the last of a series of sales) of securities of the Borrower or any subsidiaries of the Borrower after the date hereof (other than pursuant to the Memorandum), the gross proceeds of which, in the aggregate, equal or exceed the 125% of the initial aggregate principal amount outstanding of the Notes (the "Initial Principal Amount") (exclusive of proceeds of the Offering).

                      (b) Interest on this Note shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid on this Note, from the date hereof to, but excluding, the next Interest Payment Date, and shall be payable in arrears on each Interest Payment Date.

                      (c)    If any Interest Payment Date or the Maturity
Date would fall on a day that is not a Business Day (as defined below), the payment due on such Interest Payment Date or Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

                      (d) The Borrower may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest on this Note, and then to the balance of principal on this Note.

                      (e) Payments of principal and interest on this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may



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

designate for such purpose from time to time by written notice to the Borrower, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                      (f) The obligations to make the payments pro-vided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Borrower hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

               3.     Ranking of Note.

                      (a) The Borrower, for itself, its successors and assigns, covenants and agrees that the payment of the principal of and interest on this Note is senior in right of payment to the payment of all existing and future Junior Debt (as hereinafter defined). "Junior Debt" shall mean all existing and future Indebtedness (as hereinafter defined) other than (i) the Indebtedness represented by the Notes, (ii) Senior Debt (as defined below)and
(iii) equipment lease obligations not to exceed $6 million, in the aggregate, and existing on the date hereof. "Indebtedness" shall mean (A) any liability of the Borrower (x)for borrowed money, including any liability evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of property, assets or service, or (y) for the payment of rent or other amounts relating to equipment lease obligations; (B) any liability of others described in Section 3(a)(A) which the Borrower has guaranteed or any other liability of others described in Section 3(a)(A) which is otherwise its legal liability; and (C) any modification, renewal, extension, replacement or refunding of any such liability described in Section 3(a)(A) or (B); provided, that Indebtedness does not include unsecured trade debt incurred in the ordinary course of business. As described in the Memorandum, the Borrower has taken all necessary action to acquire all or substantially all of the assets of (the "Sale") U.S. OnLine Communications, L.L.C. ("L.L.C."). Upon the consummation of the Sale, the Borrower will become the successor to up to a $7.2 million credit facility with Silicon Valley Bank (the "Facility"). The Facility upon the consummation of the Sale shall be "Senior Debt." The Borrower, upon consummation of the Sale, shall have outstanding a $3.0 million 10% Promissory Note owed to L.L.C. (the "L.L.C. Note"). The L.L.C. Note is pari passu with the Notes.



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

                      (b) The Borrower covenants and agrees to use its best efforts to cause any current holder of Junior Debt and to cause any future holder of Junior Debt to execute such subordination agreements, intercreditor agreements, instruments or waivers as may be reasonably necessary in the opinion of Barington Capital Group, L.P. ("Barington") to reflect the terms set forth herein.

                      (c) Except as provided in the Memorandum, until the payment in full of all amounts of principal of and interest on the Notes, and all other amounts owing under the Notes, no payment may be made with respect to the principal of or interest on or other amounts owing with respect to any Junior Debt, or in respect of any redemption, retirement, purchase or other acquisition thereof.

               4.     Covenants.

               The Borrower covenants and agrees with the Holder that, so long as any amount remains unpaid on the Notes, unless the consent of the Holders of a majority of the principal amount outstanding under the Notes is obtained, the
Borrower:

                      (a) Shall not create, incur, or suffer to exist any Indebtedness except (i) the Indebtedness represented by the Notes, (ii) Indebtedness represented by the Senior Debt, (iii) Junior Debt, the holders of which have duly executed a subordination agreement or intercreditor agreements,
(iv) Indebtedness as set forth in the Memorandum, (v) an aggregate total of up to $6.0 million of equipment lease obligations existing as of the date hereof, and (vi) trade debt incurred in the ordinary course of business.

                      (b) Shall not create, incur or suffer to exist any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any of its property or assets (collectively, "Liens"), except, with respect to property or assets other than intellectual property, for (i) the Liens in connection with the Senior Debt, (ii) Liens for taxes not yet due or contested in good faith with appropriate reserves maintained on the books of such Borrower, (iii) carriers', warehousemen's, mechanics', and similar Liens and purchase money Liens arising in the ordinary course of business which are not overdue for more than ninety (90) days or are being contested in good faith,
(iv) easements, rights of way, zoning restrictions, and similar Liens on real property, which in the aggregate are not material and do not materially detract from the use of such property, (v) Liens for Indebtedness permitted to be incurred or in existence under Section 4(a)(vi), and (vi) landlord Liens with respect to real property leased by such Borrower.



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                      (c)    Shall not create, acquire, or maintain any
subsidiaries other than those referred to in the Memorandum.

                      (d) Except as contemplated by the Memorandum, shall not pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or other securities or any warrants, options, or other rights to reacquire any such shares or other securities, except that the Borrower may pay dividends payable solely in shares of its capital stock.

                      (e)    Shall not change its primary line of business.

                      (f) Except as contemplated by the Memorandum, shall not (i) enter into any merger or consolidation, (ii) liquidate, wind up its affairs or dissolve, or (iii) except in the ordinary course of business, convey, sell, lease, transfer or otherwise dispose of, or purchase or acquire, any business, assets, capital stock or other property.

                      (g) Except as contemplated by the Memorandum, shall not, directly or indirectly, enter into any transaction with or for the benefit of an affiliate (other than reasonable compensation, consistent with Section 4(h), for services as an officer, director, partner or employee).

                      (h) Shall not in any manner increase the compensation of its existing officers or directors and partners from the levels in effect on the date of issuance of this Note other than in the ordinary course of business and in an amount not to exceed, in the aggregate, five percent (5%) annually.

                      (i) Shall use the proceeds of the Offering in substantially the manner specified in the Memorandum.

                      (j)    Shall deliver to each Holder and to Barington:

                             (i)    as soon as available, and in any event
within fifty (50) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower or, if the Borrower is subject to the periodic reporting requirements set forth in Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when such reports are filed with the Commission, whichever is later, consolidated statements of income, retained earnings and cash flow of the Borrower, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower as at the end of such period setting forth in the case of each such statement in comparative form the corresponding figures for the corresponding period in the



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


preceding fiscal year, accompanied by a certificate of the chief financial officer of the Borrower, which certificate shall state that (A) such financial statements fairly present in all material respects the financial position and results of operations of the Borrower, all in accordance with generally accepted accounting principles consistently applied, and (B) no Default (as hereinafter defined) has occurred and is continuing or, if any Default has occurred and is continuing, a description thereof in reasonable detail and of the action the Borrower has taken or proposes to take with respect thereto;

                             (ii)  as soon as available and in any event
within ninety-five (95) days after the end of each fiscal year of the Borrower or, if the Borrower is subject to the periodic reporting requirements set forth in Sections 13 or 15(d) of the Exchange Act, when such reports are filed with the Commission, whichever is later, consolidated statements of income, retained earnings and cash flow of the Borrower for such fiscal year, and the related consolidated balance sheet of the Borrower as at the end of such fiscal year, setting forth in the case of each such statement in comparative form the corresponding figures for the preceding fiscal year, and accompanied by (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations of the Borrower in conformity with generally accepted accounting principles consistently applied, and (B) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if any Default has occurred and is continuing, a description thereof in reasonable detail and of the action the Borrower has taken or proposes to take with respect thereto;

                             (iii)  promptly upon their becoming
available, copies of all registration statements which the Borrower shall have filed with the Commission (or any governmental agency substituted therefor) or any national securities exchange;

                             (iv)  promptly after the Borrower shall
obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Borrower, except proceedings which, if adversely determined, would not have a material adverse effect on the Borrower; and

                             (v)  promptly after the Borrower shall
obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of



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

Default or such other event being a "Default"), a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Borrower has taken or proposes to take with respect thereto.

                      (k) The Borrower covenants and agrees that, at all times, it will reserve and keep available out is its authorized but unissued Common Stock, for purposes of the conversion of this Note (as set forth in Section 8), such number of shares of its duly authorized Common Stock as shall be sufficient to effect the conversion of this Note. The Borrower covenants and agrees that all of the Common Stock issued upon conversion of this Note will be duly and validly issued and fully paid and non-assessable and that the issuance of the Common Stock as provided for herein shall not give rise to any preemptive rights. As long as this Note shall be outstanding, the Borrower shall use its best efforts to cause all of the Common Stock issuable upon conversion of this Note to be listed (subject to official notice of issuance) on all securities exchanges, if any, on which the Common Stock is then listed.

                      (l) The Borrower will pay all Taxes (as defined below), assessments and other governmental charges imposed upon it or its properties or assets or in respect of its franchises, business income or properties before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become due and payable and which by law have or may become a lien upon any of their properties or assets; provided, however, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been made therefor on the books and records of the Borrower in accordance with generally acceptable accounting principles, consistently applied ("GAAP"). For purposes of this Note, the term "Taxes" shall mean, as to any individual, partnership, corporation, limited liability company or other similar organization or entity ("Person"), any present or future income, stamp or other taxes, levies, imposts, duties, charters, fees, deductions or withholdings, of every kind and nature, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (federal, state, local or any subdivision thereof), including any and all net income and franchise taxes.

                      (m)    The Borrower will comply with the
requirements of all applicable laws, rules, regulations and orders of any court or other federal, state, or local authorities (including any subdivision thereof). The Borrower



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will timely make all filings required to be made by it with all relevant federal, state and/or local (including any subdivision thereof) regulatory bodies.

                      (n) The Borrower shall not create, incur or assume any guarantee obligation except:

                             (i)    guaranties in existence on the date hereof
and listed on Schedule 4(n)(i);

                             (ii)  guaranties incurred by the Borrower after the
date hereof and in an aggregate amount not to exceed $25,000 at any one time outstanding; and

                             (iii)  guaranties in connection with the Senior
Debt.

                      (o) The Borrower shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets; provided, however, the Borrower may complete the Sale.

                      (p) Borrower shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                      (q) The Borrower will not enter into or become a party to any instrument evidencing or governing the terms of any Indebtedness or other contract or agreement with respect to any matter or any amendments or modifications of the foregoing, other than in connection with the Senior Debt, the provisions of which by their terms could reasonably be expected to restrict or limit the Borrower's ability or obligation to make scheduled payments on this Note, any portion thereof, or perform its other obligations under this Note.

                      (r) Except for a Permitted Sale (defined below), the Borrower shall not sell or otherwise dispose, in a single transaction or a series of related transactions, property or assets having a net book value in excess of five percent (5%) of the consolidated total property and assets of the Borrower. A "Permitted Sale" shall mean (i) the sale, abandonment or other disposition of obsolete or worn out property or assets or property or assets no longer useful in the Borrower's business in the ordinary course of business, but not to exceed $250,000, or (ii) the sale or other disposition of any property or assets in the ordinary course of business.

                      (s) The Borrower shall not purchase or acquire obligations or stock of, or any other equity interest in, or make any loans or advances to, or other investment in or to,



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any Person, except (i) obligations issued or guaranteed by the United States or any agency thereof, (ii) commercial paper with maturities of not more than one hundred-eighty (180) days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (iii) certificates of time deposit and bankers' acceptances having maturities of not more than one hundred- eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank if (x) such bank has a combined capital and surplus of at least $500,000,000, or (y) its debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (iv) United States money market funds that invest solely in obligations issued or guaranteed by the United States or an agency thereof, and (v) Eurodollar time deposits with financial institutions with a published rating of not less than A-1 or P-1 (or the equivalent rating).

               5.     Events of Default.

               The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

                      (a) A default in the payment of the principal on any Note or the Senior Debt, when and as the same shall become due and payable.

                      (b) A default in the payment of any interest on any Note or the Senior Debt, when and as the same shall become due and payable, which default shall continue for twenty (20) business days after the date fixed for the making of such interest payment.

                      (c) A default in the performance, or a breach, of any of the covenants of the Borrower contained in Section 3 or 4 of this Note.

                      (d) A default in the performance, or a breach, of any covenant or agreement of the Borrower under any subordination agreement or intercreditor which default or breach shall have continued beyond any grace or cure period provided therein.

                      (e) A default or event of default which remains uncured following any applicable cure period shall have occurred with respect to any Senior Debt, Junior Debt or any subordination agreement or intercreditor agreement.

                      (f) A default or event of default which remains uncured following any applicable cure period shall have occurred (A) with respect to any Indebtedness or (B) under any other material agreement of the Borrower.



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                      (g)    Any representation, warranty or certification made
by the Borrower in or pursuant to this Note, the Subscription Agreement or any subordination agreement or inter-creditor agreement shall prove to have been false or misleading as of the date made in any material respect.

                      (h) Any covenant or condition set forth in the Subscription Agreement shall not be fulfilled or performed within a reasonable time for such fulfillment or performance.

                      (i) A default in the payment of the principal or interest on or a breach of any covenant or condition contained in or any representation, warranty or certificate made by L.L.C. shall prove to have been false and misleading with respect to, that certain 15% Convertible Promissory Note made by L.L.C. in favor of the Borrower.

                      (j) A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Borrower shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                      (k) The entry of a decree or order by a court having jurisdiction adjudging the Borrower a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days; or the commencement by the Borrower of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by the Borrower to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by the Borrower to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or of any substantial part of the property of the Borrower, or the making by the Borrower of an assignment for the benefit of creditors, or the admission by the Borrower in writing of its inability to pay its debts generally as they become due, or the taking of corporate action



                                       10
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by the Borrower in furtherance of any such action.

               6.     Remedies Upon Default.

                      (a) Upon the occurrence of an Event of Default referred to in Section 5(k), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of an Event of Default referred to in Section 5(a) or 5(b), the Holders of not less than 50% in principal amount of then outstanding Notes (excluding any Notes held by or for the account of the Borrower or any affiliate of the Borrower), by notice, in writing, given to the Borrower, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Borrower. Upon the occurrence of an Event of Default other than one referred to in Sections 5(a), (b) and (k), Barington or the Holders of not less than 50% in principal amount of then outstanding Notes (excluding any Notes held by or for the account of the Borrower or any affiliate of the Borrower) may declare the principal amount then outstanding of, and the accrued interest on, the Notes to be due and payable immediately, and upon such declaration the same shall become due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Borrower. Nothwithstanding the foregoing, should the Borrower fail to pay the principal of this Note when due and payable this Note may be converted in accordance with Section 8 hereof. In any case, the Holder or Barington also may take any action available to it under any instrument, agreement or other document executed in connection herewith or therewith.

                      (b) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Borrower, and in connection with any such action or proceeding shall be entitled to receive from the Borrower, payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

               7.     Transfer.

                      (a) Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a Note Register by the Borrower as they are issued. The Borrower



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shall be entitled to treat the registered holder of any Note on the Note
Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Borrower upon delivery thereof to the Borrower, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Borrower shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Borrower, or its duly authorized agent. Notwithstanding the foregoing, the Borrower shall have no obligation to cause Notes to be transferred on its books to any person unless (i) the sale, assignment or transfer of the Notes is registered under the Act; (ii) the Notes are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act; or (iii) such sale, assignment or transfer is otherwise exempt from registration under the securities laws, and the Borrower receives an opinion of counsel to the Holder reasonably acceptable to the Borrower to such effect.

                      (b) The Holder acknowledges that he has been advised that this Note and any Common Stock into which it may be converted has not been registered under the Act, that the Note and any Common Stock into which it may be converted is being or has been issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Borrower's reliance thereon is based in part upon the representations made by the original Holder in the original Holder's Subscription Agreement executed and delivered in accordance with the terms of the Offering. The Holder acknowledges that he has been informed of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Note shall be valid or effective, and the Borrower shall not be required to give any effect to



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

any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Note or the Common Stock into which it may be converted is registered under the Act, it being understood that neither the Note nor the Common Stock into which it may be converted is currently registered for sale and that the Borrower has no obligation or intention to so register the Notes or the Common Stock into which it may be converted except as specifically provided herein, or (ii) the Note or the Common Stock into which it may be converted is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 promulgated under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of the Note or the Common Stock into which it may be converted and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act. The Holder further understands that an opinion of counsel and other documents may be required to transfer the Note or the Common Stock into which it may be converted.

               8.     Conversion.

                      (a) Conversion Ratio. Should the Borrower fail to pay the principal of this Note when due, this Note may be converted into its pro rata portion of Common Stock of the Borrower such that all of the Holders of the Notes then outstanding receive an aggregate of 75% of the voting control of the Borrower on a fully diluted basis (for purposes of the calculations to be made hereunder, any Notes held by the Borrower, its subsidiaries and affiliates shall not be deemed outstanding).

                      (b)    Manner of Exercise of Conversion Privilege.
In order to exercise the conversion privilege of this Note, the Holder shall deliver written notice, substantially the form attached to this Note as Exhibit 1, to the Borrower during regular business hours at its principal executive office (as set forth herein). Conversion shall be deemed to have been effected on the date when such notice is delivered to the Borrower (the "Conversion Date") and at that time the rights of the Holder as such shall cease, except with respect to the payment of accrued interest in accordance with Section 8(d) below. An election to convert this Note, in whole or in part, shall be irrevocable once made.

                      (c) Issuance of Certificates. As promptly after the Conversion Date as practicable, the Borrower shall instruct its transfer agent or other appropriate agency or entity to issue and deliver to the Holder at the address of the Holder set forth on the Note Register of the Borrower, without any charge to the Holder, a certificate or certificates (issued in the name of the Holder or, subject to the provisions of

Section 8, in such name as the Holder may designate) for the number of shares of Common Stock of the Borrower issuable upon the conversion of this Note. In case this Note is surrendered for a partial conversion, the Borrower shall execute and deliver to the Holder a new Note in an aggregate principal amount equal to the unconverted portion of the principal amount of the surrendered Note.

                      (d) Interest on Conversion. On conversion of this Note, interest shall cease to accrue as of the Conversion Date on the principal amount converted, but interest accrued to the Conversion Date shall be payable on or before the third (3rd) business day following the Conversion Date. No payment or adjustment shall be made on conversion of this Note for any distribution on the shares of Common Stock issued upon conversion that were declared before the Conversion Date. Upon such conversion, the Holder shall be deemed to have become the stockholder of record on the Conversion Date (unless the transfer books of the Borrower are closed on that date, in which event the Holder shall be deemed to have become the stockholder of record on the next succeeding day on which the transfer books of the Borrower are open and the conversion shall be at the rate in effect on such date).

                      (e) Taxes Upon Conversion. The Borrower shall pay any and all taxes that may be payable in respect of the issuance or delivery of any shares of Common Stock on conversion of this Note or any portion thereof. The Borrower shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of the Holder, as listed on the Note Register of the Borrower, and the Borrower shall not be required to issue or deliver such shares of Common Stock unless or until the person or persons requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such taxes have been paid.

                      (f) Elimination of Fractional Interests. No fractional shares of Common Stock shall be issued upon conversion of this Note. The Borrower shall pay cash in lieu of fractional shares of Common Stock.

                      (g)     Notice of Certain Corporate Actions.
Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice on account of the shares of Common Stock into which this Note is convertible, or as having any rights whatsoever as a stockholder of the Borrower with respect to such shares of Common Stock. If, however, any of the following events shall occur:

                      i. the Borrower shall establish a record date for the purpose of entitling the holders of its Common Stock to receive a dividend or distribution;

                      ii. the Borrower shall offer to the holders of its Common Stock any additional Common Stock or securities convertible into or exchangeable for shares of Common Stock, or any right, option or warrant to subscribe for or purchase the same;

                      iii. the Borrower shall authorize the distribution of evidences of its indebtedness or assets to all holders of its shares of Common Stock;

                      iv. a dissolution, liquidation or winding up of the Borrower or a sale of all or substantially all of the Borrower's property, assets and business as an entirety shall be approved by the Borrower's Board of Directors; or

                      v. a merger or consolidation of the Borrower with or into any other corporation which shall be approved by the Borrower's Board of Directors (other than as contemplated in the Memorandum);

then, in any one or more of such events, the Borrower shall give written notice of such event to the Holder at least thirty (30) days before the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, additional shares of Common Stock, convertible or exchangeable securities or subscription or purchase rights, options or warrants or entitled to vote on such proposed dissolution, liquidation, winding up, sale, merger or consolidation. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

               9.     Miscellaneous.

                      (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Borrower, at its address at U.S. OnLine Communications, Inc., 8307 Shoal Creek Boulevard, Austin, Texas 78757,
Attention: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 9(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 9(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9(a) shall be deemed given at the time of receipt thereof.

                      (b) Upon receipt of evidence satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Borrower on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Borrower's reasonable incidental expenses, the Borrower shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

                      (c)    No course of dealing and no delay or
omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

                      (d) Subject to the provisions of Section 9(g), this Note may be amended, or any of its provisions waived (which amendment or waiver shall be binding upon all future Holders) only by written consent or consents executed by the Borrower and the Holders of Notes representing a majority (in principal amount) of the Notes issued to investors pursuant to the Memorandum, provided, however, that any waiver or amendment to the interest rate, Maturity Date, conversion right set forth in Section 8 hereof or any Interest Payment Date provided hereunder shall be effective only with respect to Notes the Holders of which have consented thereto.

                      (e) This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles governing conflict of laws.

                      (f) The Borrower irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument. In any such action or proceeding, the Borrower waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 9(a). Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Borrower shall appear or answer such summons, complaint, or other process.

                      (g) The Holder hereby grants to Barington, with full power of substitution, an irrevocable proxy to vote, or to execute and deliver written consents and agreements of debt holders and amendments thereto or otherwise act in any manner with respect to this Note, including, but not limited to, the ability to vote to amend, modify or alter any of the provisions contained in this Note, to the same extent and with the same effect as the undersigned might or could personally do. This proxy is coupled with an interest and is irrevocable. It is further understood by the undersigned that this proxy shall remain in full force and effect and be binding upon any donee, transferee or assignee of the Borrower and any subsequent donee, transferee or assignee. The proxy granted by this Section 9(g) shall automatically terminate and be of no further force and effect upon the consummation of an initial public offering of the equity securities of the Borrower or any of its subsidiaries.

               IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and dated the day and year first above written.



                                            U.S. ONLINE COMMUNICATIONS, INC.



                                            By: ___________________________
                                                 Name: Donald Barlow
                                                   Title: President